                                                                       Exhibit 1


================================================================================





      --------------------------------------------------------------------

                         MASTER RESTRUCTURING AGREEMENT

                                 BY AND BETWEEN

                               HARRIS CORPORATION

                                       AND

                                TELTRONICS, INC.

      --------------------------------------------------------------------



                           DATED AS OF MARCH 27, 2002





================================================================================

                         MASTER RESTRUCTURING AGREEMENT

                                TABLE OF CONTENTS



(This Table of Contents is for convenience of reference only and is not intended to define, limit, or describe the scope or intent of any provision of this Agreement.)

                                                                                                 Page
                                                                                                 ----
                                    ARTICLE I
                       DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1       Definitions......................................................................2
                  -----------
Section 1.2       Location of Additional Defined Terms.............................................3
                  ------------------------------------
Section 1.3       Rules of Construction............................................................4
                  ---------------------

                                   ARTICLE II
               TERMS OF THE RESTRUCTURING TRANSACTION AND CLOSING

Section 2.1       Transaction......................................................................5
                  -----------
Section 2.2       The Closing......................................................................6
                  -----------
Section 2.3       Further Assurances...............................................................6
                  ------------------

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF TELTRONICS

Section 3.1       Organization; Authority..........................................................6
                  -----------------------
Section 3.2       Authorization of Transaction; No-contravention...................................6
                  ----------------------------------------------
Section 3.3       Consents and Approvals...........................................................7
                  ----------------------
Section 3.4       Legal Proceedings................................................................7
                  -----------------
Section 3.5       Limited Offering.................................................................7
                  ----------------
Section 3.6       Capitalization...................................................................8
                  --------------
Section 3.7       Sec Reports......................................................................9
                  -----------
Section 3.8       Accounting Matters...............................................................9
                  ------------------
Section 3.9       Registration Rights..............................................................9
                  -------------------
Section 3.10      No Default.......................................................................9
                  ----------
Section 3.11      Solvency.........................................................................10
                  --------
Section 3.12      Financial Projections............................................................10
                  ---------------------
Section 3.13      Amounts Due Harris...............................................................10
                  ------------------
Section 3.14      Disclosure.......................................................................10
                  ----------


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF HARRIS


Section 4.1       Organization; Authority..........................................................10
                  -----------------------
Section 4.2       Authorization of Transaction; Non-contravention..................................11
                  -----------------------------------------------
Section 4.3       Consents and Approvals...........................................................11
                  ----------------------
Section 4.4       Legal Proceedings................................................................11
                  -----------------
Section 4.5       Regulation D.....................................................................11
                  ------------
Section 4.6       Claims...........................................................................12
                  ------

                                    ARTICLE V
                          COVENANTS PENDING THE CLOSING

Section 5.1       Approvals; Consents..............................................................12
                  -------------------
Section 5.2       Access to Premises and Information...............................................13
                  ----------------------------------

                                   ARTICLE VI
         RECONCILIATION OF AMOUNTS, EXPRESS DISCLAIMER AND CASH PAYMENTS

Section 6.1       Reconciliation of Invoice Amounts................................................13
                  ---------------------------------
Section 6.2       Express Disclaimer On Sale of Additional Inventory...............................13
                  --------------------------------------------------

                                   ARTICLE VII
                  RELEASE OF CERTAIN CLAIMS, TERMINATIONS, ETC.

Section 7.1       Termination of October 30, 2000 Agreement........................................13
                  -----------------------------------------
Section 7.2       Termination and Release of Certain Claims........................................13
                  -----------------------------------------

                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO HARRIS' OBLIGATIONS

Section 8.1       Representations and Warranties...................................................14
                  ------------------------------
Section 8.2       Compliance With This Agreement; Payments.........................................14
                  ----------------------------------------
Section 8.3       Closing Documents................................................................15
                  -----------------
Section 8.4       Other Documents..................................................................15
                  ---------------
Section 8.5       Certificate of Designations......................................................15
                  ---------------------------
Section 8.6       CIT Letter Agreement.............................................................15
                  --------------------
Section 8.7       Certificate of No Default or Misrepresentation...................................15
                  ----------------------------------------------
Section 8.8       Payment of Expenses..............................................................15
                  -------------------
Section 8.9       Absence of Litigation............................................................15
                  ---------------------
Section 8.10      Opinion of Counsel...............................................................15
                  ------------------
Section 8.11      No Materially Adverse Change.....................................................16
                  ----------------------------

                                   ARTICLE IX
                 CONDITIONS PRECEDENT TO TELTRONICS' OBLIGATIONS

Section 9.1       Representations and Warranties...................................................16
                  ------------------------------


Section 9.2       Compliance With This Agreement...................................................16
                  ------------------------------
Section 9.3       Other Transaction Documents......................................................16
                  ---------------------------

                                    ARTICLE X
              ADDITIONAL COVENANTS OF THE PARTIES; INDEMNIFICATION

Section 10.1      Publicity........................................................................16
                  ---------
Section 10.2      Dividends........................................................................16
                  ---------
Section 10.3      Indemnification by Teltronics....................................................17
                  -----------------------------

                                   ARTICLE XI
                            TERMINATION OF AGREEMENT

Section 11.1      Termination......................................................................17
                  -----------

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

Section 12.1      Costs and Expenses...............................................................18
                  ------------------
Section 12.2      Survival of Representations and Warranties.......................................18
                  ------------------------------------------
Section 12.3      Governing Law....................................................................18
                  --------------
Section 12.4      Notices..........................................................................18
                  -------
Section 12.5      Severability.....................................................................19
                  ------------
Section 12.6      Submission to Jurisdiction; Waiver of Jury Trial.................................19
                  ------------------------------------------------
Section 12.7      No Third Party Beneficiary.......................................................19
                  --------------------------
Section 12.8      Waiver...........................................................................19
                  ------
Section 12.9      Assignment; Amendment............................................................20
                  ---------------------
Section 12.10     Entire Agreement.................................................................20
                  ----------------
Section 12.11     Counterparts.....................................................................20
                  ------------
Section 12.12     No Set-off.......................................................................20
                  ----------

                  Signatures.......................................................................21
                  ----------

                               EXHIBITS/SCHEDULES

EXHIBITS
--------

Exhibit A                  Form of Amended, Restated and Consolidated Secured Promissory Note
Exhibit B                  Form of Loan Agreement
Exhibit C                  Form of Amended and Restated General Security Agreement
Exhibit D                  Form of CIT Letter Agreement
Exhibit E                  Form of Certificate of Designations
Exhibit F                  Form of Registration Rights Agreement
Exhibit G                  Form of Second Amendment to Asset Sale Agreement
Exhibit H                  Form of Bill of Sale
Exhibit I                  Form of General Release
Exhibit J                  Form of Additional Inventory Note

SCHEDULES
---------

Schedule 2.1(a)            Calculation of Amounts Owed by Teltronics to Harris
Schedule 3.6(a)            Pre-Emptive Rights; Anti-Dilution Rights
Schedule 3.6(b)            Conversion Rights
Schedule 3.7               SEC Reports Not Timely Filed
Schedule 3.9               Registration Rights

                         MASTER RESTRUCTURING AGREEMENT
                         ------------------------------


         THIS MASTER RESTRUCTURING AGREEMENT is made and entered into as of March 27, 2002 (this "AGREEMENT"), by and between HARRIS CORPORATION, a Delaware corporation ("HARRIS") with its principal offices at 1025 West NASA Boulevard, Melbourne, Florida 32919, on the one hand, and TELTRONICS, INC., a Delaware corporation ("TELTRONICS") having an office at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, on the other hand.

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, pursuant to an Asset Sale Agreement made as of the 30th day of June 2000, Teltronics purchased certain assets of the Harris Enhanced Services Business Unit and entered into a series of related transactions (the Asset Sale Agreement as amended to the date hereof is sometimes referred to herein as the "ASSET SALE AGREEMENT"); and

         WHEREAS, pursuant to the Asset Sale Agreement, Teltronics issued and delivered to Harris on June 30, 2000, a Secured Promissory Note, originally issued in the principal amount of $6,884,355.29, which Note was amended and restated as of October 4, 2000, pursuant to the Amended and Restated Secured Promissory Note (the "EXISTING PROMISSORY NOTE") pursuant to which an additional $212,267.62 of accrued and unpaid interest was added to the unpaid principal, resulting in a note in the principal amount of $7,096,622.91; and

         WHEREAS, by letter agreement dated April 13, 2001, the parties acknowledged and agreed that the net invoice amount owed by Teltronics to Harris of $2,642,941.62 (the "APRIL 13, 2001 INVOICE AMOUNT") in respect of items received or invoiced prior to January 1, 2001, shall be included as additional principal under the Existing Promissory Note; and

         WHEREAS, pursuant to invoices delivered by Harris to Teltronics in respect of items received or invoiced after January 1, 2001, including Invoice Number 229023 sent by Harris to Teltronics, Teltronics also owes to Harris the amount of $1,029,955.38 representing invoices of items received or invoiced from January 1, 2001, through March 26, 2001, and $3,171,635.02 representing invoices of items received or invoiced from March 26, 2001, to the date hereof (the amount of $4,201,590.40 representing the sum of $1,029,955.38, $2,950,965.02 and
$220,670, reduced by payments of $1,000,017.28 made by Teltronics in respect of such invoiced amounts is hereinafter referred to as the "ADDITIONAL INVOICES AMOUNT"); and

         WHEREAS, on the date hereof Teltronics owes to Harris the amounts of
(i) $7,096,622.91 representing the principal of the Existing Promissory Note;
(ii) $2,642,941.62 representing the April 13, 2001 Invoice Amount; and (iii) $3,201,573.12 representing the Additional Invoices Amount, plus accrued and unpaid interest thereon in the amount of $255,663.58, for a total owed to Harris on the date hereof of $13,196,801.23; and

         WHEREAS, pursuant and subject to the terms and conditions set forth herein, Harris and Teltronics have agreed to restructure and refinance the amounts owning from Teltronics to Harris under the Existing Promissory Note, the April 13, 2000 Invoice Amount and the Additional Invoices Amount, and to amend and modify certain other agreements entered into between Teltronics and Harris.

         NOW, THEREFORE, in reliance upon the representations, warranties and agreements made herein and in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                       DEFINITIONS; RULES OF CONSTRUCTION

         SECTION 1.1 DEFINITIONS. Except as otherwise specified or as the context may otherwise require, in addition to the capitalized terms defined elsewhere herein, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

         "ADDITIONAL INVENTORY NOTE" means the promissory note substantially in the form of EXHIBIT J hereto in the principal amount of $94,185.90.

         "AFFILIATE" means, with respect to any designated Person, any other Person directly or indirectly, through one or more intermediaries, controlling, or controlled by, or under direct or indirect common control with, such designated Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of stock, other equity interest or by contract or otherwise.

         "ANCILLARY AGREEMENTS" the Amended and Restated Promissory Note, Additional Inventory Note, Loan Agreement, Amended and Restated General Security Agreement, CIT Letter Agreement, Registration Rights Agreement, Second Amendment to Asset Purchase Agreement, Bill of Sale and General Release.

         "BUSINESS DAY" means any day which is not a Saturday, Sunday, or a day on which banking institutions in the State of Florida are authorized by law to close.

         "CONTEMPLATED TRANSACTION" means the transactions contemplated by this Agreement and the other Ancillary Agreements, including (a) the delivery on the Closing Date by Teltronics of the Amended, Restated and Consolidated Secured Promissory Note to Harris, (b) the entering into and performance of the Loan Agreement, (c) the conversion of the Additional Invoices Amount of $3,201,573.12 and $798,426.88 of the April 13, 2001 Invoice Amount into, and the issuance and delivery by Teltronics to Harris of, shares of the Series C Preferred Stock, (d) the issuance of any shares of Common Stock upon the conversion of the Series C Preferred Stock, (e) the entering into and performance of the Registration Rights Agreement and the Second

Amendment to Asset Sale Agreement, (f) the sale of the Additional Inventory by Harris to Teltronics pursuant to the Bill of Sale and this Agreement and the delivery of the Additional Inventory Note, and (g) the entering into, delivery, and performance of this Agreement and all other Ancillary Agreements.

         "DAMAGES" means any and all damages, losses, liabilities, obligations, penalties, fines, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees and disbursements) of any kind or of any nature whatsoever (whether based in common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred by a party hereto, its employees, Affiliates, successors and assigns.

         "GOVERNMENTAL BODY" means any Federal, state, municipal, local or other governmental body, department, commission, board, bureau, agency or instrumentality, political subdivision or taxing authority, domestic or foreign.

         "KNOWLEDGE" an individual will have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter without independent investigation and a Person (other than an individual) will have "Knowledge" of a particular fact or other matter if an individual who is serving as a director, officer, or manager of such person has actual awareness of such fact or other matter without independent investigation.

         "ORDER" means any order, writ, injunction, decree, judgment, award, determination, directive or demand of a court, arbitrator, tribunal or other Governmental Body.

         "PERMITS" means all permits, licenses, orders, approvals, franchises, registrations and any other authorizations of any Governmental Body.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, entity or any Governmental Body or political subdivision thereof or any other entity or organization.

         "REQUIREMENT OF LAW" means any statute, law, ordinance, rule, regulation, order, decree, judicial or administrative decision or directive.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TAXES" means all taxes of any kind, including, without limitation, those on, or measured by or referred to as income, gross receipts, payroll, employment, profits, withholding, social security, unemployment, real property, personal property, sales, use, transfer, of any Federal, state, local or foreign Governmental Body or other taxing authority.

         SECTION 1.2 LOCATION OF ADDITIONAL DEFINED TERMS. In addition to the terms defined in SECTION 1.1, set forth below is a list of terms defined elsewhere in this Agreement:

                                    TERM                                                SECTION
                                    ----                                                -------

                      "Additional Inventory"............................................Section 2.1(h)
                       --------------------
                      "Additional Invoices Amount"......................................Preamble
                       --------------------------
                      "Agreement".......................................................Preamble
                       ---------
                      "Amended and Restated Promissory Note"............................Section 2.1(a)
                       ------------------------------------
                      "Amended and Restated General Security Agreement".................Section 2.1(c)
                       -----------------------------------------------
                      "Asset Sale Agreement"............................................Preamble
                       --------------------
                      "Bill of Sale" ...................................................Section 2.1(h)
                       ------------
                      "Certificate of Designations".....................................Section 2.1(e)
                       ---------------------------
                      "CIT".............................................................Section 2.1(d)
                       ---
                      "CIT Letter Agreement"............................................Section 2.1(d)
                       --------------------
                      "Closing".........................................................Section 2.2
                       -------
                      "Closing Date"....................................................Section 2.2
                       ------------
                      "Common Stock"....................................................Section 3.6(a)
                       ------------
                      "Exchange Act"....................................................Section 3.7
                       ------------
                      "Existing Promissory Note"........................................Preamble
                       ------------------------
                      "General Release".................................................Section 2.2(i)
                       ---------------
                      "Harris"..........................................................Preamble
                       ------
                      "Harris Damages"..................................................Section 10.3
                       --------------
                      "Indemnity Claims Letter".........................................Section 7.2(a)
                       -----------------------
                      "Indemnity Demand"................................................Section 7.2(a)
                       ----------------
                      "Loan Agreement"..................................................Section 2.1(b)
                       --------------
                      "Non-Voting Common Stock".........................................Section 3.6(a)
                       -----------------------
                      "October Agreement"...............................................Section 7.1
                       -----------------
                      "Registration Rights Agreement"...................................Section 2.1(f)
                       -----------------------------
                      "Related Entities"................................................Section 7.2(a)
                       ----------------
                      "Restated Certificate"............................................Section 3.6(a)
                       --------------------
                      "Second Amendment to Asset Sale Agreement"........................Section 2.1(g)
                       ----------------------------------------
                      "Sec Reports".....................................................Section 3.7
                       -----------
                      "Securities Act"..................................................Section 3.3
                       --------------
                      "Series C Preferred Stock"........................................Section 2.1(e)
                       ------------------------
                      "Teltronics"......................................................Preamble
                       ----------

         SECTION 1.3 RULES OF CONSTRUCTION. The following provisions shall be applied wherever appropriate herein: (a) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (b) this Agreement and the other Ancillary Agreements shall be deemed to have been drafted by both Harris and Teltronics and neither this Agreement nor any other Ancillary Agreement shall be construed against any party as the principal draftsperson hereof or thereof; (c) any references herein to a particular Section, Article, Exhibit, or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; (d) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement; and (e) the subject headings of the paragraphs and sections of this Agreement are included for the purpose of convenience only and shall not affect the construction or interpretation of any of its provisions.


                                   ARTICLE II
               TERMS OF THE RESTRUCTURING TRANSACTION AND CLOSING

         SECTION 2.1 TRANSACTION. On and subject to the terms and conditions of this Agreement, at the Closing:

         (a) Teltronics shall duly execute and deliver to Harris an Amended, Restated and Consolidated Secured Promissory Note substantially in the form of EXHIBIT A hereto (the "AMENDED AND RESTATED PROMISSORY NOTE"). The principal amount of such Amended and Restated Promissory Note shall be the sum of $9,196,801.23 (calculated as set forth in SCHEDULE 2.1(A)) and interest shall accrue on such Amended and Restated Promissory Note from April 1, 2002. The Amended and Restated Promissory Note shall be completed by inserting the appropriate interest and principal payment dates and final maturity date (the date which is 48 months following the Closing Date) as set forth therein;

         (b) Harris and Teltronics shall each duly execute and deliver the Loan Agreement substantially in the form of EXHIBIT B hereto (the "LOAN AGREEMENT");

         (c) Harris and Teltronics shall each duly execute and deliver the Amended and Restated General Security Agreement substantially in the form of EXHIBIT C hereto (the "AMENDED AND RESTATED GENERAL SECURITY AGREEMENT");

         (d) Harris shall duly execute and deliver to CIT Group/Business Credit, Inc. ("CIT") the letter substantially in the form of EXHIBIT D hereto (the "CIT LETTER AGREEMENT");

         (e) The Additional Invoices Amount of $3,201,573.12 and $798,426.88 of the April 13, 2001 Invoice Amount (for a total of $4,000,000.00) shall be converted into, and Teltronics shall issue and deliver to Harris, 40,000 shares of Teltronics' Series C Preferred Stock (the "SERIES C PREFERRED STOCK") having the rights and preferences set forth in Teltronics' Certificate of Designations Establishing Series of Shares in the form attached hereto as EXHIBIT E (the "CERTIFICATE OF DESIGNATIONS"), which shall be filed with the Secretary of State of Delaware on or before the Closing Date. Teltronics shall deliver a stock certificate representing the shares of Series C Preferred Stock, registered in Harris' name or in the name of such nominee as Harris may specify at least 24 hours prior to the Closing;

         (f) Harris and Teltronics shall each duly execute and deliver the Registration Rights Agreement substantially in the form of EXHIBIT F attached hereto (the "REGISTRATION RIGHTS AGREEMENT");

         (g) Harris and Teltronics shall each duly execute and deliver the Second Amendment to Asset Purchase Agreement substantially in the form of EXHIBIT G hereto (the "SECOND AMENDMENT TO ASSET SALE AGREEMENT"); and

         (h) Harris shall sell to Teltronics, and Teltronics shall purchase from Harris, the items of inventory (the "ADDITIONAL INVENTORY") identified in the Bill of Sale substantially in the form of EXHIBIT H hereto (the "BILL OF SALE"), for which Teltronics shall pay to Harris ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000), of which $55,814.10 shall be paid by application of funds received by Harris from Teltronics, and the remainder shall be evidenced by the Additional Inventory Note; and

         (i) Teltronics shall execute and deliver to Harris the General Release substantially in the form of EXHIBIT I hereto (the "GENERAL RELEASE").

         SECTION 2.2 THE CLOSING. Subject to the terms and conditions set forth herein, the closing of the transactions set forth in this ARTICLE II and the other Contemplated Transactions (the "CLOSING") shall be held at the offices of Harris in Melbourne, Florida, or at such other place or places as the parties may agree at 11:00 A.M., Florida time, on March 27, 2002, or such other time and date as may be mutually approved by the parties. The time and date of Closing is herein called the "CLOSING DATE."

         SECTION 2.3 FURTHER ASSURANCES. From time to time, pursuant to the request of a party delivered to the other party after the Closing Date, such party shall execute, deliver and acknowledge such other instruments and documents and shall take such other actions and shall execute and deliver such other documents, certifications and further assurances as the other party reasonably may request in order to enable the parties to carry out the purposes and intent of this Agreement.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF TELTRONICS

         Teltronics represents and warrants to Harris that:

         SECTION 3.1 ORGANIZATION; AUTHORITY. Teltronics is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Teltronics has all necessary power and authority, and possesses all Permits necessary to own or to lease, and to operate all its properties and to carry on its business as it is now being conducted. Teltronics has all necessary power and authority to execute, deliver and perform its obligations hereunder and under the other Ancillary Agreements to which it is to be a party. Teltronics is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable provisions of law.

         SECTION 3.2 AUTHORIZATION OF TRANSACTION; NO-CONTRAVENTION. (a) Teltronics has duly authorized and approved the Contemplated Transactions, and Teltronics has taken all action required by law (including under its NASDAQ listing application and requirements), its Restated Certificate, its bylaws or otherwise to authorize and to approve the execution, delivery and performance of this Agreement, the other Ancillary Agreements to which it is to be a party and the documents, agreements and certificates to be executed and delivered by it in connection herewith and therewith. This Agreement is, and each other Ancillary
Agreement to which Teltronics is to be a party, when executed and delivered by Teltronics at the Closing, will be duly executed and delivered by Teltronics, and shall constitute a valid and legally binding obligation of Teltronics, enforceable against Teltronics in accordance with its terms. All persons who have executed this Agreement on behalf of Teltronics or who will execute on behalf of Teltronics any other Ancillary Agreements or other documents, agreements and certificates in connection herewith or therewith, have been duly authorized to do so by all necessary corporate action. Teltronics' board of directors has approved this Agreement, the Ancillary Agreements and the Contemplated Transactions, and no approval of any of Teltronics' stockholders (including holders of its Series B Preferred Stock) is required, whether by law, the rules of the NASDAQ SmallCap Market, Teltronics' Restated Certificate or bylaws, contract or otherwise, for the Contemplated Transactions (including the issuance of the Series C Preferred Stock or the shares of Common Stock issuable upon conversion thereof) or for the payment of dividends to holders of the Series C Preferred Stock pursuant to the terms of the Certificate of Designations.

         (b) Neither the execution and delivery of this Agreement or the other Ancillary Agreements, nor the consummation of the Contemplated Transactions on the terms and subject to the conditions hereof and thereof, will (i) conflict with or result in any violation of or constitute a breach of or give rise to a right of termination or cancellation of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of the Restated Certificate or bylaws of Teltronics or under any lease, contract, loan agreement, promissory note or other agreement to which Teltronics is a party; or (ii) violate any Order against or binding upon Teltronics; or (iii) constitute a violation by Teltronics of any Requirement of Law of any jurisdiction as such Requirement of Law relates to Teltronics, its business or the Contemplated Transactions.

         SECTION 3.3 CONSENTS AND APPROVALS. No approval, consent, waiver or authorization to any Governmental Body or other Person (including, but not limited to, any existing Lender of Teltronics or its shareholders) is required
(a) for or in connection with the valid execution and delivery by Teltronics of this Agreement or the other Ancillary Agreements to which it is to be a party or the consummation by Teltronics of the Contemplated Transactions (including the issuance of the Series C Preferred Stock and the shares Common Stock issuable upon conversion thereof); or (b) as a condition to the legality, validity or enforceability as against Teltronics of this Agreement or the other Ancillary Agreements to which it will be a party other than Regulation D filings under the Securities Act of 1933, as amended (the "SECURITIES ACT") or pursuant to applicable state securities laws.

         SECTION 3.4 LEGAL PROCEEDINGS. There is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of Teltronics, threatened against or directly affecting it, which either individually or in the aggregate, is likely to have an adverse effect on Teltronics' ability to consummate any of the Contemplated Transactions.

         SECTION 3.5 LIMITED OFFERING. Subject in part to the truth and accuracy of Harris' representations set forth in Section 4.5 of this Agreement, the offer, sale and issuance of the Series C Preferred Stock and the underlying shares of Common Stock upon their conversion are exempt from the registration requirements of the Securities Act, and neither Teltronics nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

         SECTION 3.6 CAPITALIZATION. (a) The authorized capital stock of Teltronics consists of (i) 40,000,000 shares of common stock, par value $.001 per share (the "COMMON STOCK"), of which 5,275,755 shares are issued and outstanding, (ii) 5,000,000 shares of non-voting common stock, par value $.001 per share (the "NON-VOTING COMMON STOCK"), none of which are issued and outstanding, (iii) 4,875,000 shares of undesignated preferred stock, with rights and preferences to be fixed by the Board of Directors in accordance with the corporate laws of the State of Delaware and the Teltronics Restated Certificate of Incorporation, as amended to the date hereof (the "RESTATED CERTIFICATE"),
(iv) 100,000 shares designated as Series A Preferred stock bearing the rights and preferences set forth in the Restated Certificate of which 100,000 shares are issued and outstanding, and (v) 25,000 shares designated as Series B Preferred Stock, of which 12,625 shares are issued and outstanding, in each case bearing the rights and preferences set forth in the Restated Certificate. As of the Closing Date, 50,000 shares of the undesignated preferred stock shall have been designated as "Series C Preferred Stock" with the rights, preferences and limitations set forth in the Certificate of Designations. All shares of Common Stock and Preferred Stock outstanding have been validly issued and are fully paid and nonassessable. Except as listed on SCHEDULE 3.6(A), there are no statutory or contractual pre-emptive rights, rights of first refusal, anti-dilution rights or any similar rights held by any party with respect to the issuance of the Series C Preferred Stock or the issuance of Common Stock upon the conversion thereof.

         (b) Teltronics has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from Teltronics any shares of capital stock of Teltronics, there are no securities outstanding or committed to be issued by Teltronics or any Subsidiary which are convertible into or exchangeable for any shares of capital stock or other securities of Teltronics and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which Teltronics is a party, or by which it is bound, relating top any shares of capital stock or other securities of Teltronics, whether or not outstanding except for (i) the shares of Series C Preferred Stock to be issued pursuant to this Agreement; (ii) the conversion privileges of the holders of the Series C Preferred Stock to be issued pursuant to this Agreement, and (iii) such options, warrants and other rights to acquire capital stock of Teltronics, together with relevant exercise prices and dates, set forth on SCHEDULE 3.6(B). Except as set forth on SCHEDULE 3.6(B), all such shares have been duly reserved for issuance, have been duly and validly authorized and upon issuance in accordance with the terms of the respective instruments, will be validly issued, fully paid and nonassessable.

         (c) The Series C Preferred Stock, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series C Preferred Stock has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid, and non assessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

         SECTION 3.7 SEC REPORTS. Teltronics' Common Stock is listed on the NASDAQ SmallCap Market and has been duly registered with the SEC under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The symbol for Teltronics' Common Stock is "TELT". Except as set forth on SCHEDULE 3.7, since January 1, 2001, Teltronics has timely filed all reports, registrations, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC REPORTS"). The financial statements contained in the SEC Reports fairly presented (or will fairly present, as the case may be) the financial position of Teltronics as of the dates mentioned and the results of operations, changes in stockholders' equity and changes in financial position or cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. As of their respective dates, the SEC Reports complied (or will comply, as the case may be) in all material respects with all rules and regulations promulgated by the SEC and did not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.8 ACCOUNTING MATTERS. The books of account, minute books, stock record books and other records of Teltronics are complete and correct, have been maintained in accordance with sound business practices and accurately and fairly reflect the transactions and dispositions of the assets of Teltronics. Teltronics maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of Teltronics; (c) access to the assets of Teltronics is permitted only in accordance with management's general or specific authorization; and (d) the recorded account value for assets of Teltronics are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 3.9 REGISTRATION RIGHTS. Except as described in SCHEDULE 3.9, Teltronics is not under any obligation to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

         SECTION 3.10 NO DEFAULT. With respect to each agreement or contract to which Teltronics is a party: (a) the agreement is legal, valid, binding, enforceable, and in full force and effect; (b) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) Teltronics not in breach or default and to Teltronics' Knowledge, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (d) Teltronics has not repudiated any provision of the agreement, and to Teltronics' knowledge no other party has repudiated any provision of the agreement.

         SECTION 3.11 SOLVENCY. Teltronics has not admitted in writing its inability, and is not generally unable, to pay its debts as they become due and has not made an assignment for the benefit of creditors, filed a petition in bankruptcy, petitioned or applied to any tribunal for the appointment of a custodian, receiver or trustee for itself or a substantial part of its assets, and has not commenced any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, and there has not been filed any such petition or application, and no such proceeding has been commenced against Teltronics, and Teltronics has not by any act or omission indicated its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for itself or any substantial part of any of its properties.

         SECTION 3.12 FINANCIAL PROJECTIONS. The financial projections delivered by Teltronics to Harris were prepared by Teltronics on a reasonable basis and in good faith. The assumptions used in the preparation of such projections (a) are those Teltronics believes are significant in forecasting the financial results of Teltronics and (b) reflect, as of the date made and for the relevant periods presented, a reasonable estimate of the events, contingencies and circumstances described therein.

         SECTION 3.13 AMOUNTS DUE HARRIS. The net amount owed by Teltronics to Harris immediately prior to Closing (without including any accrued and unpaid interest) is equal to the sum of (a) $7,096,622.91 representing the principal of the Existing Promissory Note; (b) $2,642,941.62 representing the April 13, 2001 Invoice Amount; and (c) $3,201,573.12 representing the Additional Invoices Amount, plus accrued and unpaid interest thereon in the amount of $255,663.58, for a total owed to Harris on the date hereof of $13,196,801.23.

         SECTION 3.14 DISCLOSURE. No representation or warranty given as of the date hereof by Teltronics contained in this Agreement or any Schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to Harris pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF HARRIS

         Harris represents and warrants to Teltronics that:

         SECTION 4.1 ORGANIZATION; AUTHORITY. Harris is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Harris has all necessary corporate power and authority, and possesses all Permits necessary to own or to lease, and to operate all of its assets and properties and to carry on its business as it is now being conducted. Harris has all necessary corporate power and authority to execute, deliver and perform its obligations hereunder and under the other Ancillary Agreements to which it is to be a party.

         SECTION 4.2 AUTHORIZATION OF TRANSACTION; NON-CONTRAVENTION. (a) Harris has duly authorized and approved the Contemplated Transactions, and Harris has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize and to approve the execution, delivery and performance of this Agreement, the other Ancillary Agreements to which it is to be a party and the documents, agreements and certificates executed and delivered by it or to be executed and delivered by it in connection herewith and therewith. This Agreement is, and each other Ancillary Agreement to which Harris is to be a party, when executed and delivered by Harris at the Closing will be duly executed and delivered by Harris, and shall constitute a valid and legally binding obligation of Harris, enforceable against Harris, in accordance with its terms. All persons who have executed this Agreement on behalf of Harris or who will execute on behalf of Harris any other Ancillary Agreement or other documents, agreements and certificates in connection herewith or therewith, have been duly authorized to do so by all necessary corporate action.

         (b) Neither the execution and delivery of this Agreement or the other Ancillary Agreements, nor the consummation of the Contemplated Transactions on the terms and subject to the conditions hereof and thereof, will (i) conflict with or result in any violation of or constitute a breach of or give rise to a right of termination or cancellation of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of the articles of incorporation or bylaws of Harris or any material contract to which Harris is a party; or (ii) violate any Order against or binding upon Harris.

         SECTION 4.3 CONSENTS AND APPROVALS. No approval, consent, waiver or authorization to any Governmental Body or other Person is required (a) for or in connection with the valid execution and delivery by Harris of this Agreement or the other Ancillary Agreements to which it is to be a party or the consummation by Harris of the Contemplated Transactions; or (b) as a condition to the legality, validity or enforceability as against Harris of this Agreement or the other Ancillary Agreements to which it will be a party.

         SECTION 4.4 LEGAL PROCEEDINGS. There is no action, suit, claim, proceeding or investigation pending or, to the knowledge of Harris threatened against or directly affecting it, which either individually or in the aggregate, is likely to have an adverse effect on Harris' ability to consummate the Contemplated Transactions.

         SECTION 4.5 REGULATION D.

         (a) INVESTMENT INTENT. Any securities of Teltronics are being acquired by Harris solely for its own account, for investment purposes only, and with no present intention of distribution, except as contemplated in the Registration Rights Agreement.

         (b) SOPHISTICATION. Harris is able to bear the economic risk of an investment in the securities and can afford to sustain a total loss of such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the purchase of the securities.

         (c) ACCREDITED INVESTOR. Harris is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

         (d) RESTRICTED SECURITIES. Harris acknowledges that the securities will be deemed "restricted securities" as defined in Rule 144 under the Securities Act and that the transfer thereof is restricted by any applicable provisions of Rule 144, unless registered under the Securities Act, or pursuant to the Registration Rights Agreement or otherwise, or unless there exists an exemption from registration under the Securities Act. Harris acknowledges that the certificates representing the Series C Preferred Stock (or the Common Stock issued upon conversion of the Series C Preferred Stock) shall bear the following or similar legend and that appropriate stock transfer instructions will be entered in the stock records of Teltronics:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE SHARES MAY BE MADE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN APPLICABLE EXEMPTION SO THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW.

         SECTION 4.6 CLAIMS. To the Knowledge of Harris, on the date hereof, other than claims relating to (a) the transactions contemplated by the Asset Purchase Agreement, (b) amounts owing to Harris under the Existing Promissory Note or the April 13, 2001 Invoice Amount, (c) amounts owing to Harris as the Additional Invoices Amount, (d) amounts or claims with respect to the performance of Teltronics under the contract originally entered into between Harris and the Board of Education of the City of New York, as assigned to Teltronics (including potential claims in respect of any performance bond), or
(e) claims or potential claims under any written agreement between Harris and Teltronics, Harris is unaware of other claims it has against Teltronics. This representation is informational only and shall not constitute a release of any claims, whether known or unknown, contingent, manifest or unmanifested.


                                    ARTICLE V
                          COVENANTS PENDING THE CLOSING

         Harris and Teltronics hereby covenant and agree that after the date hereof until the Closing and except as otherwise agreed to in writing by the other party:

         SECTION 5.1 APPROVALS; CONSENTS. Harris and Teltronics shall use commercially reasonable efforts to obtain or cause to be obtained all consents, approvals, authorizations and waivers required by any applicable Requirement of Law or by any contracts, to be obtained by it in connection with the consummation of the Contemplated Transactions.

         SECTION 5.2 ACCESS TO PREMISES AND INFORMATION. From the date hereof to the Closing Date, Teltronics shall give to, or cause to be made available for, Harris and its other representatives access and the right, upon reasonable notice, to inspect during normal business hours all the documents, contracts, employees, books and records of Teltronics and shall permit them to consult with the employees, officers, accountants and agents of Teltronics for the purpose of making such investigation.

                                   ARTICLE VI
         RECONCILIATION OF AMOUNTS, EXPRESS DISCLAIMER AND CASH PAYMENTS

         SECTION 6.1 RECONCILIATION OF INVOICE AMOUNTS. Harris and Teltronics acknowledge and agree that immediately prior to Closing, the net amount owed by Teltronics to Harris (without including any accrued and unpaid interest) is equal to the sum of (a) $7,096,622.91 representing the principal of the Existing Promissory Note; (b) $2,642,941.62 representing the April 13, 2001 Invoice Amount; and (c) $3,201,573,12 representing the Additional Invoices Amount, plus accrued and unpaid interest thereon in the amount of $255,663.58, for a total owed to Harris on the date hereof of $13,196,801.23.

         SECTION 6.2 EXPRESS DISCLAIMER ON SALE OF ADDITIONAL INVENTORY. AT THE CLOSING HARRIS SHALL SELL THE ADDITIONAL INVENTORY, AND TELTRONICS SHALL PURCHASE THE ADDITIONAL INVENTORY, ON AN "AS IS" AND "WHERE IS" BASIS. HARRIS DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE ADDITIONAL INVENTORY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).


                                   ARTICLE VII
                  RELEASE OF CERTAIN CLAIMS, TERMINATIONS, ETC.

         SECTION 7.1 TERMINATION OF OCTOBER 30, 2000 AGREEMENT. On October 30, 2000, Teltronics and Harris entered into an Agreement (the "OCTOBER AGREEMENT"). Effective on the Closing Date, Teltronics and Harris acknowledge and agree that the October Agreement will have no further force and effect. The parties acknowledge and agree that the Allocation of Payment Received as set forth in the October Agreement will at the Closing be superseded in all respects by the allocation and reconciliation reflected in the April 13, 2001 Invoice Amount.

         SECTION 7.2 TERMINATION AND RELEASE OF CERTAIN CLAIMS. (a) Effective on the Closing Date, in consideration of the Contemplated Transactions and for other good and valuable consideration, Teltronics for itself and for its successors, assigns, shareholders, agents, representatives and Affiliates ("RELATED ENTITIES") does hereby remise, release, acquit and forever discharge Harris and Harris Related Entities of and from any claims, liabilities, demands, damages, and obligations, and causes of action of every nature, character, and description, past, present and future, known or unknown, vested or contingent, ascertained or unascertained, suspected or unsuspected, existing or claimed to exist, in law or in equity, which Teltronics or any Related Entity now owns or holds or has at any time heretofore owned or held, by reason of any matter, cause, or thing occurred, done, omitted or suffered to be done prior to the date of this Agreement, including, without limitation whatsoever, those with respect to, concerning, or arising out of any assets sold pursuant to the Asset Sale Agreement or any other transactions prior to the date hereof, including any claims asserted pursuant to the Letter from Teltronics to Harris on December 1, 2000 ("INDEMNITY CLAIMS LETTER") as supplemented by the Letter dated January 31, 2001, reference "INDEMNITY DEMAND", provided that nothing herein shall release Harris from any obligations arising under this Agreement or the Ancillary Agreements or any obligations or undertakings under any other agreement entered into between Harris and Teltronics which by its terms requires performance by Harris after the date hereof.

                  (b) Teltronics waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (and any like statutory provision or principle of common law in any foreign jurisdiction) and acknowledges that Teltronics may hereafter discover facts different from or in addition to those Teltronics knows or believes to be true with respect to the claims, debts, dues, accounts, liabilities, demands, damages, covenants, agreements, contracts, obligations, costs, expenses, fees, actions, and causes of action herein released, and agrees that this Agreement shall be and remain effective in all respects notwithstanding the discovery or existence of such different or additional facts.

Section 1542 provides as follows:

--------------------------------------------------------------------------------

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

--------------------------------------------------------------------------------




                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO HARRIS' OBLIGATIONS

         The obligations of Harris to consummate the Contemplated Transactions is subject to the satisfaction or fulfillment, at or before the Closing Date, of each of the following conditions precedent (any of which may be waived, in whole or in part, by Harris in its sole discretion):

         SECTION 8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Teltronics contained in this Agreement shall have been true and correct in all material respects at the Closing Date.

         SECTION 8.2 COMPLIANCE WITH THIS AGREEMENT; PAYMENTS. Teltronics shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it at or before the Closing Date.

         SECTION 8.3 CLOSING DOCUMENTS. Teltronics shall have furnished Harris with such documents, certified resolutions, instruments, good standing certificates or incumbency certificates as Harris reasonably may have requested in respect of the Contemplated Transactions. Teltronics shall also deliver a UCC-1 Financing Statement covering the collateral covered by the Amended and Restated General Security Agreement, which UCC-1 shall be filed in the State of Delaware.

         SECTION 8.4 OTHER DOCUMENTS. Teltronics shall have duly executed and delivered to Harris:

         (a)      the Amended and Restated Promissory Note;
         (b)      the Loan Agreement;
         (c)      the Amended and Restated General Security Agreement;
         (d)      the Registration Rights Agreement;
         (e)      the Second Amendment to Asset Sale Agreement;
         (f)      the General Release;
         (g) a Stock Certificate representing 40,000 shares of Series C Preferred Stock registered in Harris' name or in the name of such nominee as Harris may have specified; and
         (h)      the Additional Inventory Note.

         SECTION 8.5 CERTIFICATE OF DESIGNATIONS. The Certificate of Designations shall have been accepted by the Office of the Secretary of State of Delaware as filed.

         SECTION 8.6 CIT LETTER AGREEMENT. Harris shall have received a copy of the CIT Letter Agreement duly executed by CIT.

         SECTION 8.7 CERTIFICATE OF NO DEFAULT OR MISREPRESENTATION. Teltronics shall have delivered to Harris a certificate to the effect that each of the conditions specified above in Section 8.1 and Section 8.2 have been satisfied in all respects.

         SECTION 8.8 PAYMENT OF EXPENSES. Teltronics shall have reimbursed Harris for all fees and expenses for which Teltronics is responsible as provided in Section 12.1 below.

         SECTION 8.9 ABSENCE OF LITIGATION. No litigation shall have been commenced or threatened, and no investigation by any Government body shall have been commenced, against Harris, Teltronics or any of the Affiliates, officers or directors of any of them, with respect to the Contemplated Transactions.

         SECTION 8.10 OPINION OF COUNSEL. Harris shall have received an opinion of counsel to Teltronics, dated as of the Closing Date, covering (a) the authorization, execution and delivery of this Agreement and the other Ancillary Agreements, (b) the enforceability of this Agreement and the other Ancillary Agreements, (c) shareholder approval not being required to consummate any of the Contemplated Transactions, including the issuance of the Series C Preferred Stock or the issuance of shares of Common Stock upon the conversion thereof, and
(d) such other items, as may be reasonably requested by Harris and its counsel.

         SECTION 8.11 NO MATERIALLY ADVERSE CHANGE. No event or circumstance shall have arisen or occurred which has had or could reasonably be expected to have a material adverse change on the business, financial condition, operations, results of operations or future prospects of Teltronics.


                                   ARTICLE IX
                 CONDITIONS PRECEDENT TO TELTRONICS' OBLIGATIONS

         The obligations of Teltronics under this Agreement are subject to the satisfaction or fulfillment, at or before the Closing Date, of each of the following conditions precedent (any of which may be waived, in whole or in part, by Teltronics in its sole discretion):

         SECTION 9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Harris contained in this Agreement, or in any certificate or document delivered to Teltronics in connection herewith, shall be true and correct in all material respects at the Closing Date.

         SECTION 9.2 COMPLIANCE WITH THIS AGREEMENT. Harris shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Harris at or before the Closing Date.

         SECTION 9.3 OTHER TRANSACTION DOCUMENTS. Harris shall have duly executed and delivered to Teltronics:

         (a)      the Loan Agreement;
         (b)      the Amended and Restated General Security Agreement;
         (c)      the Registration Rights Agreement;
         (d)      the Second Amendment to the Asset Sale Agreement; and
         (e)      the Bill of Sale.


                                    ARTICLE X
              ADDITIONAL COVENANTS OF THE PARTIES; INDEMNIFICATION

         SECTION 10.1 PUBLICITY. No party shall issue any press release or announcement or make any reference to the Contemplated Transactions to any third party (except in connection with obtaining requisite consents) without the prior written consent of the other party, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that the parties may make such disclosure as may be required by law, rule or regulation in which case the party making the release or announcement shall, before making such release or announcement, afford the other party a reasonable opportunity to review and comment upon such release or announcement.

         SECTION 10.2 DIVIDENDS. Teltronics shall declare and pay the Preferred Dividends (as that term is defined in the Certificate of Designations) no later than the respective dates set forth in the Certificate of Designations, provided Teltronics may lawfully declare and pay a dividend on such dates.

         SECTION 10.3 INDEMNIFICATION BY TELTRONICS. In addition to any and all indemnification obligations Teltronics may have pursuant to the Asset Sale Agreement, following the Closing, Teltronics shall be liable for, shall indemnify Harris, its officers, directors, Affiliates and employees for, shall hold harmless, protect and defend Harris, its officers, directors, Affiliates or employees from and against, and shall reimburse Harris, its officers, directors, Affiliates and employees for, any and all Harris Damages. The term "HARRIS DAMAGES" means all any and all Damages sustained, incurred or suffered by Harris, its officers, directors, Affiliates or employees after the Closing resulting from or arising in connection with: (a) any misrepresentation by Teltronics contained in or made pursuant to this Agreement or any Ancillary Agreement or in any certificate, instrument or agreement delivered to Harris as part of the Closing under this Agreement; or (b) any breach of warranty or any default in the performance of any covenant or obligation of Teltronics under this Agreement or any Ancillary Agreement; or (c) the performance or failure of completion of any agreement between Teltronics and the Board of Education of the City of New York, or any default thereunder.


                                   ARTICLE XI
                            TERMINATION OF AGREEMENT

         SECTION 11.1 TERMINATION. This Agreement and the Contemplated Transactions may be terminated or abandoned at any time before the Closing Date:

         (a) by the mutual written consent of Harris and Teltronics; or

         (b) by Harris, by giving written notice to Teltronics (i) if there has been a material misrepresentation in this Agreement by Teltronics, or a material breach by Teltronics of any of its warranties or covenants set forth herein, which breach is not cured within ten (10) days following written notice to Teltronics, or which breach, by its nature cannot be cured prior to the Closing, or (ii) if the Closing shall not have occurred on or before April 15, 2002, by reason of the failure of any condition precedent under ARTICLE VIII hereof (unless the failure results primarily from Harris itself breaching any representation, warranty or agreement contained in this Agreement); or

         (c) by Teltronics, by giving written notice to Harris (i) if there has been a material misrepresentation in this Agreement by Harris, or a material breach by Harris of any of the warranties or covenants of Harris set forth herein, which breach is not cured within ten (10) days following written notice to Harris, or which breach, by its nature, cannot be cured prior to the Closing; or (ii) if the Closing shall not have occurred on or before April 15, 2002, by reason of the failure of any condition precedent under ARTICLE IX hereof (unless the failure results primarily from Teltronics breaching any representation, warranty or agreement contained in this Agreement).

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         SECTION 12.1 COSTS AND EXPENSES. Teltronics agrees to pay the reasonable out-of-pocket fees and expenses (including but not limited to the fees and expenses of Holland & Knight LLP or other outside counsel retained by Harris) incurred by Harris in connection with the preparation and negotiation of this Agreement and the Ancillary Agreements. Such amounts will be paid irrespective of any other amount owing or claimed to be owing from Harris to Teltronics, shall not be set-off against any other amounts and shall be payable whether or not the Closing occurs. Except as set forth in the foregoing sentences and except for any documentary stamp taxes which shall be paid by Teltronics or as otherwise provided herein, each party shall pay its own expenses in connection with the preparation and performance of the terms of this Agreement. The provisions of this Section shall survive the termination of this Agreement.

         SECTION 12.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein or in any certificate, statement, document or instrument furnished hereunder or under the other Ancillary Agreements shall survive the Closing. The covenants of Harris and Teltronics shall continue in full force and effect in accordance with their respective terms.

         SECTION 12.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Florida without giving effect to the conflicts of laws provisions thereof.

         SECTION 12.4 NOTICES. All notices, consents, requests, instructions, approvals and other communications which may be or are required to be given, served or sent by either party pursuant to this Agreement, shall be in writing and shall be delivered personally, or sent by nationally recognized overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (a)      If to Teltronics:       Teltronics, Inc.
                                          2150 Whitfield Industrial Way
                                          Sarasota, FL  34243-4046
                                          Attention:   Ewen R. Cameron
                                                       President and CEO

                         With a copy to:  Blair & Roach
                                          2645 Sheridan Drive
                                          Tonawanda, NY  14150
                                          Attention :  John N. Blair, Esq.

         (b)      If to Harris:           Harris Corporation
                                          1025 West NASA Boulevard
                                          Melbourne, FL  32919
                                          Attention:   Corporate Secretary


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


                         With a copy to:  Harris Corporation
                                          1025 West NASA Boulevard
                                          Melbourne, FL  32919
                                          Attention:   Scott T. Mikuen
                                                       Assistant Secretary

Each party may designate by notice in writing as aforesaid a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, sent, or delivered in the manner described above, shall be deemed sufficiently given, served, sent or received for all purposes (i) on the day personally delivered or faxed, (ii) on the second day after the date delivered to a nationally recognized overnight courier, or (iii) on the fifth day following the date sent by certified mail.

         SECTION 12.5 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

         SECTION 12.6 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. TELTRONICS HEREBY CONSENTS TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE MIDDLE DISTRICT OF FLORIDA AND ANY STATE COURT WITHIN BREVARD COUNTY, STATE OF FLORIDA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS, AND TELTRONICS WAIVES ANY OBJECTION WHICH IT MIGHT HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS.

THE PARTIES ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

         SECTION 12.7 NO THIRD PARTY BENEFICIARY. This Agreement is entered into solely for the benefit of the parties hereto, and the provisions of this Agreement shall be for the sole and exclusive benefit of such parties and their respective successors and permitted assigns. No Person not a party hereto or their successors and permitted assigns (including employees or creditors of the Seller) shall be entitled to enforce any provisions hereof or exercise any right hereunder.

         SECTION 12.8 WAIVER. Neither the waiver by either of the parties hereto of a breach of or a default under any one or more of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or


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

privileges hereunder. No waiver shall be binding unless executed by the party making the waiver.

         SECTION 12.9 ASSIGNMENT; AMENDMENT. Neither Teltronics or Harris shall assign any of their rights or obligations under this Agreement without the prior written consent of the other, which shall not be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No provisions of this Agreement may be amended, modified, discharged or terminated except by written agreement duly executed by each of the parties.

         SECTION 12.10 ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements embody and constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and cancel any prior and contemporaneous oral or written agreement, letter of intent, proposal executed or delivered by or on behalf of any of the parties or understanding related to the subject matter hereof.

         SECTION 12.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts (including telecopy facsimile), and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         SECTION 12.12 NO SET-OFF. Neither party hereto shall have any right to set-off any amounts due under this Agreement against any claims or amounts due to the other party under any other arrangement between or among the parties.






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         IN WITNESS WHEREOF, this Master Restructuring Agreement has been duly executed by the parties hereto on the day and year first above written.

                                      HARRIS CORPORATION


                                      By: /s/ Jeffrey P. Morrill
                                         --------------------------------------
                                      Name:  Jeffrey P. Morrill
                                      Title: Assistant Treasurer

Witness:

/s/ Mark Cooney
-------------------------------
/s/ Patrick Baumann
-------------------------------



                                      TELTRONICS, INC.


                                      By: /s/ Ewen R. Cameron
                                         --------------------------------------
                                      Name:  Ewen R. Cameron
                                      Title: President & CEO

Witness:

/s/ Patrick G. Min
-------------------------------
/s/ Susan D. Maslanka
-------------------------------





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